CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (this "Agreement") is made and entered into as of January 21st, 2009, by and between SURGE SOLUTIONS GROUP, INC., a Florida Corporation (the "Company"), and JEB BUSH & ASSOCIATES, LLC, a Florida Limited Liability Company, and GOGREENSTRATEGIES.COM, Inc. (the "Consultant").

WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Company desires to engage certain consulting services of the Consultant and the Consultant desires to perform such services for the Company.

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment of the Consultant On the terms and subject to the conditions set forth in this Agreement, the Company appoints the Consultant and the Consultant accepts appointment as consultant to the Company and its parent companies and subsidiaries, including any entities formed or acquired by the Company or any such parent or subsidiaries after the date of this Agreement (collectively, the "Company Group"). In addition, the Company shall approve any agreement entered into by the Consultant, with additional petroleum contractors.

2. Board of Directors Supervision. The activities of the Consultant to be performed under this Agreement will be subject to the supervision of the Board of Directors of the Company (the "Board") to the extent required by applicable law or regulation and subject to reasonable written policies consistent with the terms of this Agreement adopted by the Board and in effect from time to time.

3. Authority of the Consultant. Subject to any limitations imposed by applicable law or regulation, the Consultant will render the services set forth on Exhibit A hereto to the Company Group. Upon the request of the Board, the Consultant will make periodic reports to the Company with respect to the services provided hereunder. The Consultant will use its reasonable efforts to cause its employees and agents to provide the Company Group with the benefit of their knowledge, skill and business expertise to the extent relevant to the business and affairs of the Company Group. The Company agrees to furnish or cause to be furnished to the Consultant all necessary or appropriate information for use in carrying out its obligations hereunder. The Company agrees that any information or advice rendered by the Consultant or any of its representatives pursuant to this Agreement is for the confidential use of the Company Group and the Company Group will not, and will not permit any third party to, use it for any other purpose or disclose or otherwise refer to such advice or information, or to the Consultant, in any manner without the prior written consent of the Consultant

The Company acknowledges that the Consultant has been retained hereunder solely as an adviser to the Company, and not as an adviser to or agent of any other person, and that the Company's engagement of the Consultant pursuant to this Agreement is not in any other capacity

including as a fiduciary. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of any member of the Company Group) as against the Consultant, its affiliates or their respective directors, officers, agents and employees.

4. Reimbursement of Expenses; Independent Contractor.

4.1 Expenses. All obligations or expenses incurred by the Consultant (including, but not limited to, legal, accounting and other advisors' fees and expenses) in the performance of its duties under this Agreement (including, but not limited to, all costs and expenses incurred by the Consultant in connection with contracts for petroleum storage tank replacement and petroleum contamination clean up (the "Transaction")) will be for the account of, on behalf of, and at the expense of the Company. The Consultant will not be obligated to make any advance to, or for the account of, any member of the Company Group or to pay any sums, except out of funds held in accounts maintained by the Company, nor will the Consultant be obligated to incur any liability or obligation for the account of any member of the Company Group without assurance that the necessary funds for the discharge of such liability or obligation will be provided. If the Consultant, in its sole discretion, directly incurs any expenses on behalf of any member of the Company Group or in connection with the performance of its duties hereunder, the Company shall immediately reimburse the Consultant for all such amounts.

4.2 Independent Contractor. The Consultant will be an independent contractor, and nothing contained in this Agreement will be deemed or construed (a) to create a partnership or joint venture between any member of the Company Group and the Consultant, (b) to cause the Consultant to be responsible in any way for the debts, liabilities or obligations of any member of the Company Group, or any other party or (c) to constitute the Consultant or any of its employees as employees, officers, or agents of any member of the Company Group.

5. Other Activities of the Consultant; Investment Opportunities. The Company acknowledges and agrees that neither the Consultant nor any of its employees, officers, directors, affiliates or associates will devote their full time and business efforts to the duties of the Consultant specified in this Agreement, but instead will devote only so much of such time and efforts as the Consultant reasonably deems necessary. The Company further acknowledges and agrees that the Consultant and its affiliates are engaged in the business of investing in, acquiring and/or managing businesses for the Consultant's own account, for the account of the Consultant's affiliates and associates and for the account of other unaffiliated parties and that the Consultant plans to continue to be engaged in such businesses (and other business or investment activities) during the term of this Agreement. No aspect or element of such activities will be deemed to be engaged in for the benefit of any member of the Company Group nor to constitute a conflict of interest. The Consultant will be required to bring only those investments and/or business opportunities to the attention of the Company Group which the Consultant, in its sole discretion, deems appropriate.

6. Compensation of the Consultant. During the term of this Agreement, the Consultant will receive the compensation set forth on Exhibit B hereto. At no time during the term of this Agreement shall such compensation be reduced.

7. Term. This Agreement will commence as of the date hereof and will remain in effect until the One Year anniversary of the date hereof, unless terminated earlier pursuant to Section 8 below.

8. Termination. Either the Company or the Consultant may terminate the Consultant's engagement under this Agreement in the event of the material breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within thirty (30) business days after notice of the same is given to the party alleged to be in breach by the other party. If this Agreement is terminated by the Consultant because of the breach of any of the material terms or provisions hereof by the Company, the Consultant will be entitled to recover damages from the Company and will not be required to mitigate or reduce damages by seeking or undertaking other consulting arrangements or business opportunities.

9. Standard of Care. The Consultant (including any person or entity acting for or on behalf of the Consultant) will not be liable for any mistakes of fact, errors of judgment, losses sustained by any member of the Company Group or any acts or omissions of any kind (including acts or omissions of the Consultant), unless caused by the intentional misconduct of the Consultant engaged in by the Consultant in bad faith, as finally determined by a court of competent jurisdiction.

10. Indemnification of the Consultant The Company will indemnify and hold harmless the Consultant and its present and future officers, directors, members, affiliates, employees, controlling persons, agents and representatives ("Indemnified Parties") from and against all losses, claims, liabilities, suits, costs, damages and expenses (including attorneys' fees) arising from their performance of services hereunder, except to the extent that it is determined in a final nonappealable judgment that such losses, claims, liabilities, suits, costs, damages and expenses resulted directly from their gross negligence or willful misconduct engaged in by them in bad faith. The Company will reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorneys' fees and expenses) subject to an undertaking from any such Indemnified Party to repay the Company if such party is determined not to be entitled to indemnity.

11. Company Representations. The Company hereby represents and warrants to the Consultant that (a) the execution, delivery and performance of this Agreement by the Company does not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound, and (b) upon the execution and delivery of this Agreement by the Consultant, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

12. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Consultant, the Company and their respective successors and assigns, except that (a) without the prior written consent of the Consultant, the Company will

not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor will it delegate any of the obligations or duties required to be kept or performed by it hereunder, and (b) the Consultant may assign its rights and obligations under this Agreement to any of its affiliates without the consent of the Company.

13. <u>Severability</u>. Whenever possible, each term and provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision in this Agreement, or the validity of such term or provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

14. <u>Notices</u>. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), electronic mail, or facsimile transmission, or (c) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:

[ADDRESS]
Attn: Ryan Sexton
Telephone: 301-233-3600 x 4814
Facsimile: 301-202-6210
Email: Ryan.Sexton@surgesolutionsgroup.com

If to the Consultant:

Jeb Bush & Associates, LLC.
1441 Brickell Avenue, Suite 1431
Miami, FL 33131
Attn: Jeb Bush, Jr.
Telephone: 305.416.2626
Facsimile: 305.416.2625
Email: Jebjr@jeb.org

With a copy to:

McDermott Will & Emery LLP
201 South Biscayne Boulevard
Suite 2200
Miami, Florida 33131

Attn: Raquel A. Rodriguez, Esq.
Telephone: 305.347.6531
Facsimile: 305.347.6500
Email: rrodriguez@mwe.com

Any party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

15. Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

16. No Waiver. No course of dealing and no delay or failure on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate or be construed as waiver thereof or otherwise effect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except to the extent that the Company's rights of termination are limited herein, all rights and remedies that the Company or the Consultant may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, will be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, will be deemed to be in exclusion of any other right or remedy of the Company or the Consultant

17. Counterparts. This Agreement may be executed in one (1) or more counterparts (including by means of facsimile and portable document format (PDF)), each of which shall be deemed an original but all of which together will constitute one and the same agreement.

18. No Strict Construction. The parties hereto jointly participated in the negotiation and drafting of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Agreement will be construed as if drafted jointly by the parties hereto, and no rule of strict construction will be applied against any Person.

19. Mutual Waiver of Jury Trial. EACH PARTY HERETO WAIVES THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR

ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

FOR THE COMPANY: ____________________

FOR THE CONSULTANT: ____________________

20. Choice of Law. This Agreement will be governed and construed in accordance with the internal laws of the State of Florida without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

21. Entire Agreement; Amendment; Certain Terms. This Agreement contains the entire agreement among the parties hereto with respect to the matters herein contained and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The provisions of this Agreement may be amended only with the prior written consent of the Company and the Consultant. The terms affiliate and associate will have the meaning attributed to those terms by the rules and regulations of the Securities and Exchange Commission.

22. Jurisdiction; Service of Process. All disputes between Company and Consultant under this Agreement that cannot be resolved by negotiation or mediation within 30 days will be resolved by binding arbitration under the Commercial Rules of the American Arbitration Association (AAA). Arbitration will take place in Miami-Dade County, Florida under a panel consisting of a sole arbitrator to be selected jointly by the parties. If the parties are unable to agree on an arbitrator, one shall be appointed by the AAA in accordance with its Rules. The prevailing party shall be reimbursed all attorneys fees and costs incurred in litigation, including the filing and arbitration fees. Judgment may be entered upon the award in any court having jurisdiction, including costs and attorneys fees incurred in enforcing such award.

* * * * *

IN WITNESS WHEREOF, each of the parties has executed or caused this Consulting Services Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

SURGE SOLUTIONS GROUP, INC.
Company

By: ____________________
Name: ____________________
Title: President/CEO

JEB BUSH & ASSOCIATES, LLC
Consultant

By: ____________________
Name: ____________________
Title: President

GOGREENSTRATEGIES.COM
Consultant

By: Colleen M. Castille
Name: Colleen M Castille
Title: President

EXHIBIT A

Description of Services

Scope of Services: Consultant shall represent the Company seeking state, regional and local or private contracts for petroleum storage tank replacement and petroleum contamination clean up. Consultants shall, in coordination and cooperation with the Company and Company's business development team devise a targeted marketing program to seek contracts to retrofit or replace non-compliant petroleum storage.

EXHIBIT B

Compensation

A success fee of three (3%) percent on contracts secured through the efforts of Consultants payable at the time of remuneration by the contractee.

Success fees shall also be paid as a result of Surge Solutions Group, Inc. being retained by any of the entities in which consultant initiated the contact. Consultant shall focus its marketing efforts to Florida, however contracts obtained outside Florida shall be compensated in the same manner as those within Florida.

Success fees shall be due to the Consultant 15 days from the receipt of the contractees payments by Surge Solutions Group, Inc. and any entities to whom Consultant has marketed successfully the services of Surge Solutions Group, Inc. or any associated companies. The success fees shall be three (3%) percent of the gross amount of contracts. In the event of a contract renewal, the same schedule of fees shall apply to any renewals.

One Warrant shall be compensated for every dollar of revenue generated, equal to that of the gross amount of commission generated by the contractee. Warrant shall be a five (5) year Warrant, with a strike price equal to the current market value at the time of issuance. In addition, the Consultant shall not receive Warrants in excess of two million (2,000,000) Warrants.